Exhibit 5.1
October 14, 2008
The Lubrizol Corporation
29400 Lakeland Boulevard
Wickliffe, Ohio 44092
Ladies and Gentlemen:
I am Vice President and General Counsel of The Lubrizol Corporation (the “Corporation”) and have acted in that capacity as counsel to the Corporation in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on October 14, 2008 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of an unspecified amount of securities of the Corporation for unspecified aggregate proceeds, consisting of:
(a)	debt securities of the Corporation (the “Debt Securities”), which will be issued under an indenture, substantially in the form set forth as Exhibit 4.7 to the Registration Statement (the “Indenture”), that will be entered into by and between the Corporation and a trustee (the “Trustee”) that will be appointed by the Corporation prior to issuance of the Debt Securities;

(b)	common shares, without par value, of the Corporation (the “Common Shares”);

(c)	shares of the Corporation’s serial preferred stock, without par value, designated serial preference shares (the “Preferred Stock”);

(d)	depositary receipts (the “Depositary Receipts”) for depositary shares (the “Depositary Shares”) representing an interest in shares of Preferred Stock to be issued under a deposit agreement (the “Deposit Agreement”) that will be entered into by and between the Corporation and a bank or trust company, as depositary (the “Depositary”); and

(e)	warrants (the “Warrants”) to purchase Debt Securities, Common Shares, Preferred Stock and/or Depositary Shares to be issued pursuant to one or more warrant agreements (each a “Warrant Agreement”) that will be entered into by and between the Corporation and a warrant agent (the “Warrant Agent”) to be appointed by the Corporation prior to the issuance of the applicable Warrants.
The Debt Securities, Common Shares, Preferred Stock, Depositary Shares and Warrants are referred to herein collectively as the “Securities.”
In connection with this opinion, I have examined, or caused to be examined, and I am familiar with originals or copies, certified or otherwise identified to my satisfaction, of instruments relating to and corporate records of the Corporation, agreements and other instruments and documents, as I have deemed appropriate as a basis for the opinions set forth herein, including, without limitation (i) the Registration Statement; (ii) the form of Indenture attached as an exhibit to the Registration Statement; (iii) the Amended Articles of Incorporation of the Corporation, as presently in effect and set forth as Exhibits 4.1 and 4.2 to the Registration Statement; (iv) the

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Regulations of the Corporation, as presently in effect and set forth as Exhibit 4.3 to the Registration Statement; and (v) the resolutions of the Board of Directors of the Corporation adopted at a meeting duly held on September 23, 2008 relating to the issuance and sale of the Securities.
In my capacity as General Counsel, I am familiar with the proceedings, corporate and other, relating to the authorization and proposed issuance of the Securities and, for purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law.
As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Corporation and others. Also, I have relied, as to certain legal matters, on advice of other lawyers employed by the Corporation who are more familiar with such matters.
Based upon and subject to the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:
(1)	The Corporation is a corporation duly organized and validly existing under the laws of the State of Ohio.

(2)	With respect to the Debt Securities offered under the Registration Statement, when (i) the Registration Statement becomes effective under the Securities Act; (ii) the Indenture or any supplemental indenture to be entered into in connection with the issuance of any Debt Securities has been duly authorized, executed, and delivered by the Trustee and the Corporation and has been duly qualified under the Trust Indenture Act of 1939; (iii) the appropriate corporate action has been taken to fix the terms of one or more issues of the Debt Securities under the Indenture and to authorize their issuance and sale, and the Debt Securities with the terms so fixed shall have been duly authenticated under the Indenture, and issued and sold as described in the prospectus included in the Registration Statement as it may at any time be amended, and in any prospectus supplement relating thereto, pursuant to and in a manner consistent with such corporate action, and (iv) if the Debt Securities are to be sold pursuant to a firm commitment underwritten offering and an underwriting agreement with respect to the Debt Securities has been duly authorized, executed and delivered by the Corporation and the other parties thereto, then the Debt Securities (including any Debt Securities duly issued upon exercise of any Warrants exercisable for Debt Securities, which have been paid for in accordance with the terms of the applicable Warrants) will constitute valid and legally binding obligations of the Corporation entitled to the benefits provided by the Indenture.

(3)	With respect to Common Shares offered under the Registration Statement, when (i) the Registration Statement becomes effective under the Securities Act; (ii) the appropriate corporate action has been taken to authorize the issuance of Common Shares in accordance with applicable law and the Corporation’s charter documents, such Common Shares will have been duly authorized and, when issued and sold as described in the prospectus included in the Registration Statement as it may at any time be amended, and in any prospectus supplement relating thereto, pursuant to and

The Lubrizol Corporation

in a manner consistent with such corporate action; and (iii) if the Common Shares are to be sold pursuant to a firm commitment underwritten offering and an underwriting agreement with respect to the Common Shares has been duly authorized, executed and delivered by the Corporation and the other parties thereto, such Common Shares (including any Common Shares duly issued upon exercise of any Warrants exercisable for Common Shares, which have been paid for in accordance with the terms of the applicable Warrants) will be validly issued, fully paid and nonassessable.

(4)	With respect to shares of Preferred Stock offered under the Registration Statement, when (i) the Registration Statement becomes effective under the Securities Act; (ii) the appropriate corporate action has been taken to authorize the issuance and fix the terms of one or more issues of Preferred Stock in accordance with applicable law and the Corporation’s charter documents, such shares of Preferred Stock will have been duly authorized and, when issued and sold as described in the prospectus included in the Registration Statement as it may at any time be amended, and in any prospectus supplement relating thereto, pursuant to and in a manner consistent with such corporate action; and (iii) if the shares of Preferred Stock are to be sold pursuant to a firm commitment underwritten offering and an underwriting agreement with respect to the shares of Preferred Stock has been duly authorized, executed and delivered by the Corporation and the other parties thereto, such shares of Preferred Stock (including any shares of Preferred Stock duly issued upon exercise of any Warrants exercisable for shares of Preferred Stock, which have been paid for in accordance with the terms of the applicable Warrants) will be validly issued, fully paid and nonassessable.

(5)	With respect to Depositary Shares offered under the Registration Statement, when (i) the Registration Statement becomes effective under the Securities Act; (ii) the appropriate action has been taken to authorize the issuance and fix the terms of one or more issues of Depositary Shares and the underlying Preferred Stock in accordance with paragraph (4) and to authorize the execution and delivery of the related Deposit Agreement and such Deposit Agreement shall have been duly executed and delivered by the Corporation and the Depositary, such Depositary Shares and shares of underlying Preferred Stock will have been duly authorized and, when Depositary Receipts for such Depositary Shares and the Depositary Shares shall have been issued and sold as described in the prospectus included in the Registration Statement as it may at any time be amended, and in any prospectus supplement relating thereto, pursuant to and in a manner consistent with such authorization, and when the underlying Preferred Stock shall have been validly issued after appropriate corporate action and other action has been taken in accordance with paragraph (4); and (iii) if the Depositary Shares are to be sold pursuant to a firm commitment underwritten offering and an underwriting agreement with respect to the Depositary Shares has been duly authorized, executed and delivered by the Corporation and the other parties thereto, the Depositary Shares (including any Depositary Shares duly issued upon exercise of any Warrants exercisable for Depositary Shares, which have been paid for in accordance with the terms of the applicable Warrants) will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and the Deposit Agreement.

The Lubrizol Corporation

The opinions set forth above are subject to (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally; (ii) general equitable principles (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law); and (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.
This opinion is given on the basis of the law and the facts existing as of the date hereof. I assume no obligation to advise you of changes in matters of fact or law which may thereafter occur. My opinion is based on statutory laws and judicial decisions that are in effect on the date hereof, and I do not opine with respect to any law, regulation, rule or governmental policy which may be enacted or adopted after the date hereof.
I am licensed to practice law in the State of Ohio and, accordingly, the foregoing opinions are limited solely to the laws of the State of Ohio and applicable federal laws of the United States. I call your attention to the fact that the Indenture and certain other documents, agreements and instruments referred to above may be governed by the laws of New York or a jurisdiction other than Ohio. I express no opinion as to matters governed by any laws other than laws of the State of Ohio and the federal laws of the United States of America.
This opinion is intended solely for your use in connection with the Corporation’s Registration Statement on Form S-3 and may not be reproduced, filed publicly, or relied upon by you for any other purpose or by any other person for any purpose without my prior written consent.
I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of my name therein.

Sincerely,
/s/ Joseph W. Bauer
Joseph W. Bauer
Vice President and General Counsel